Exhibit 99(a)
Windstream reports fourth-quarter, full-year 2018 results
Grew broadband customer base for third consecutive quarter
Achieved continued growth in SD-WAN and Enterprise strategic sales
Generated $2 billion in Adjusted OIBDAR for the year

Release date: March 15, 2019

LITTLE ROCK, Ark. – Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, today reported fourth-quarter and full-year 2018 results.

Windstream grew its Kinetic broadband customer base for the third consecutive quarter, adding 6,000 new subscribers in the fourth quarter. The company added 14,400 new broadband customers for the year, which is a significant improvement from a loss of 45,000 customers in 2017.

“Overall, we had a strong, transformational year in 2018. We continue to benefit from investments in our network infrastructure that enable us to deliver faster internet speeds to more customers. We have delivered 12 consecutive months of broadband subscriber growth through February of this year, and we expect that growth to continue throughout the year,” said Tony Thomas, president and chief executive officer of Windstream.

Windstream’s Enterprise segment continued to see strong growth in strategic products and services, which represent approximately $180 million in annualized revenues and are growing at approximately 70 percent year-over-year. Windstream is the largest SD-WAN service provider in the country, with more than 1,800 customers in over 15,000 locations nationwide and growing.

Windstream generated $1.97 billion in Adjusted OIBDAR for the year, a decline of two percent year-over-year and a significant improvement from a decline of 5.5 percent for the year prior.

“As we enter 2019, we will continue to focus on improving our sales productivity, reducing churn across all of our business units, improving the customer experience and maintaining our laser-focus on aggressive cost management and operational efficiencies. We are confident we will emerge from the financial restructuring process as a healthier and even stronger company than we are today, and we are excited about the opportunities that lie ahead of us,” Thomas said.

Results under GAAP

For the fourth quarter, total revenues and sales were $1.39 billion and total service revenues were $1.38 billion compared to $1.50 billion and $1.48 billion respectively year-over-year. The company reported operating income of $64 million in the quarter compared to an operating loss of $1.79 billion in the same period a year ago. The company reported a net loss of $549 million or a loss of $12.92 per share in the quarter compared to a net loss of $1.84 billion or a loss of $51.28 per share a year ago.

For 2018, total revenues and sales were $5.71 billion and total service revenues were $5.64 billion compared to $5.85 billion and $5.76 billion respectively year-over-year. The company reported operating income of $297 million in 2018 compared to an operating loss of $1.60 billion in 2017. The company reported a net loss of $723 million or a loss of $17.72 per share in 2018 compared to a net loss of $2.12 billion or a loss of $62.66 per share in 2017.

Note: During the fourth quarter of 2017, the company recorded a $1.84 billion non-cash goodwill impairment charge related to its ILEC Consumer & Small Business and Wholesale segments.

ILEC Consumer and Small Business service revenues were $455 million in the fourth quarter, a 4 percent decline year-over-year, and $1.85 billion, a decline of 5 percent from 2017. Contribution margin was $268 million or 58 percent in the fourth quarter and $1.09 billion or 58 percent for the year.

Enterprise service revenues were $704 million in the fourth quarter, a decrease of 7 percent year-over-year, and $2.88 billion for the year, essentially flat from 2017. Contribution margin was $160 million or approximately 23 percent in the fourth quarter and $628 million or 21 percent for the year.

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Wholesale service revenues were $175 million in the fourth quarter, a decrease of 7 percent year-over-year, and $722 million for the year, a decline of 4 percent from 2017. Contribution margin was $123 million or 70 percent in the fourth quarter and $507 million or 70 percent for the year.

CLEC Consumer service revenues, which primarily consists of EarthLink’s consumer Internet business, were $43 million in the fourth quarter, a decline of 17 percent year-over-year, and $181 million for the year, an increase of 3 percent from 2017. Contribution margin was $23 million or 55 percent in the fourth quarter and $102 million or 56 percent for the year.

Note: On Dec. 31, 2018, Windstream completed the sale of substantially all of the CLEC Consumer business. The consumer operations sold consisted solely of the former EarthLink consumer business that Windstream acquired in February 2017.

Adjusted Results of Operations

Adjusted total revenues and sales were $1.39 billion in the fourth quarter, a decline of 7 percent from the same period a year ago, and $5.71 billion for the year, a decline of 5 percent from 2017.

Adjusted service revenues were $1.38 billion in the fourth quarter, a decrease of 7 percent year-over-year, and $5.64 billion for the year, a decline of 5 percent from 2017.

Adjusted OIBDAR was $472 million in the fourth quarter, a decrease of 9 percent year-over-year, and $1.97 billion for the year, a decline of less than 2 percent from 2017.

Note: Fourth-quarter and full-year 2018 Adjusted OIBDAR includes a $22 million cash expense contribution to the company’s 401(k) program. The cash contribution is a result of the company’s voluntary filing for restructuring and was not anticipated in the company’s financial guidance since the company’s matching contribution historically was made in common stock. Excluding the contribution, Adjusted OIBDAR was $494 million in the fourth quarter, a decline of 5 percent year-over-year, and $1.997 billion for the year, a decline of less than 1 percent from 2017.

ILEC Consumer and Small Business service revenues were $455 million in the fourth quarter, a 4 percent decline year-over-year, and $1.85 billion for the year, a decline of 5 percent from 2017. Contribution margin was $268 million or 58 percent in the fourth quarter and $1.09 billion or 58 percent for 2018.

Enterprise service revenues were $704 million in the fourth quarter, a decrease of 7 percent year-over-year, and $2.88 billion for the year, a decrease of 3 percent from 2017. Contribution margin was $160 million or approximately 23 percent in the fourth quarter and $628 million or 21 percent for 2018.

Wholesale service revenues were $176 million in the fourth quarter, a decrease of 8 percent year-over-year, and $722 million for the year, a decline of 7 percent from 2017. Contribution margin was $123 million or 70 percent in the fourth quarter and $507 million or 70 percent for 2018.

CLEC Consumer service revenues were $43 million in the fourth quarter, a decline of 17 percent year-over-year, and $181 million for the year, a decrease of 12 percent from 2017. Contribution margin was $23 million or 55 percent in the fourth quarter and $102 million or 56 percent for 2018.

Adjusted capital expenditures were $207 million in the fourth quarter compared to $172 million in the same period a year ago and $783 million for 2018 compared to $839 million for 2017.

The company generated $133 million in adjusted free cash flow for 2018.

Note: Excluding the $22 million cash contribution to the company’s 401(k) program, adjusted free cash flow was $155 million for 2018.

Adjusted results of operations are based on the combined historical financial information of Windstream and EarthLink for all periods presented. The adjusted results assume the merger was completed on Jan. 1, 2017. Operating results for Broadview, MASS Communications and ATC are included beginning on July 28, 2017; March 27, 2018; and Aug. 31, 2018, respectively the dates of acquisitions. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s website at investor.windstream.com.

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Management Call and Webcast

Management will provide pre-recorded remarks on the company’s results at 7:30 a.m. CDT on March 15. The remarks will be available via webcast on the company’s investor relations website at investor.windstream.com. Financial, statistical and other information related to the remarks also will be posted on the site. Management will not be hosting a Q&A.

About Windstream

Windstream Holdings, Inc., a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream or @WindstreamBiz.

Adjusted OIBDA is operating income before depreciation and amortization, excluding goodwill impairment, pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.

Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc.

Adjusted free cash flow is defined as Adjusted OIBDA, less adjusted capital expenditures, cash taxes and cash interest on long-term debt.

Adjusted capital expenditures include applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and exclude post-merger integration capital expenditures for Broadview and EarthLink and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

Cautionary Statement Regarding Forward Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for this press release. This release contains various forward-looking statements which represent our expectations or beliefs concerning future events, including, without limitation, our future performance, our ability to comply with the covenant in the agreements governing our indebtedness and the availability of capital and terms thereof. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our future performance. These statements are made on the basis of management's views, estimates, projections, beliefs, and assumptions, as of the time the statements are made, regarding future events and results. There can be no assurance, however, that management's expectations will necessarily come to pass. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

A wide range of factors could cause actual results to differ materially from those contemplated in our forward- looking statements, including, but not limited to:

•risks and uncertainties relating to the Chapter 11 Cases;

•our ability to pursue our business strategies during the pendency of the Chapter 11 Cases;

•our ability to generate sufficient cash to fund our operations during the pendency of the Chapter 11 Cases;

•our ability to propose and implement a business plan;

•the diversion of management's attention as a result of the Chapter 11 Cases;

•increased levels of employee attrition as a result of the Chapter 11 Cases;

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•our ability to continue as a going concern;

•volatility of our financial results as a result of the Chapter 11 Cases;

•the conditions to which our debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;

•our ability to obtain confirmation of a Chapter 11 plan of reorganization;

•the impact of a protracted restructuring on our business;

•the impact of any challenge by creditors or other parties to previously completed transactions;

•risks associated with third-party motions in the Chapter 11 Cases;

•the potential adverse effects of the Chapter 11 Cases on our liquidity or results of operations and increased legal and other professional costs necessary to execute our reorganization;

•trading price and volatility of our common stock;

•our substantial debt could adversely affect our cash flow and impair our ability to raise additional capital on favorable terms;

•the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

•the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•the impact of the FCC’s comprehensive business data services reforms that were confirmed by an appellate court, which may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•for certain operations where we utilize facilities owned by other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•our election to accept statewide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program or future versions of the program implemented by the FCC;

•our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•adverse changes in economic conditions in the markets served by us;

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•the extent, timing and overall effects of competition in the communications business;

•unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•unfavorable results of litigation or intellectual property infringement claims asserted against us;

•the risks associated with noncompliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or noncompliance by us, our partners, or our subcontractors with any terms of our government contracts;

•the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•loss of consumer households served;

•the impact of equipment failure, natural disasters or terrorist acts;

•the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•other risks and uncertainties referenced from time to time in Windstream’s Annual Report on Form 10-K, including those additional factors under “Risk Factors” in Item 1A, and in other filings of ours with the SEC at www.sec.gov or not currently known to us or that we do not currently deem to be material.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

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WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2018	2017	Amount	%	2018	2017	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,377.1	$1,477.3	$(100.2)	(7)	$5,637.2	$5,759.7	$(122.5)	(2)
Product sales	16.7	20.6	(3.9)	(19)	75.9	93.2	(17.3)	(19)
Total revenues and sales	1,393.8	1,497.9	(104.1)	(7)	5,713.1	5,852.9	(139.8)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	694.9	747.7	(52.8)	(7)	2,854.8	2,962.7	(107.9)	(4)
Cost of products sold	14.4	20.7	(6.3)	(30)	69.1	93.5	(24.4)	(26)
Selling, general and administrative	209.9	224.1	(14.2)	(6)	889.0	896.1	(7.1)	(1)
Depreciation and amortization	390.4	403.7	(13.3)	(3)	1,526.7	1,470.0	56.7	4
Goodwill impairment	—	1,840.8	(1,840.8)	(100)	—	1,840.8	(1,840.8)	(100)
Merger, integration and other costs	1.5	30.0	(28.5)	(95)	31.9	137.4	(105.5)	(77)
Restructuring charges	19.0	9.3	9.7	104	45.0	43.0	2.0	5
Total costs and expenses	1,330.1	3,276.3	(1,946.2)	(59)	5,416.5	7,443.5	(2,027.0)	(27)
Operating income (loss)	63.7	(1,778.4)	1,842.1	104	296.6	(1,590.6)	1,887.2	119
Other expense, net	(17.8)	(10.8)	7.0	65	(4.9)	(2.3)	2.6	113
Gain on sale of Consumer CLEC business	145.4	—	145.4	*	145.4	—	145.4	*
Net (loss) gain on early extinguishment of debt	—	(58.4)	58.4	(100)	190.3	(56.4)	246.7	*
Interest expense (A)	(223.8)	(232.8)	(9.0)	(4)	(901.3)	(875.4)	25.9	3
Loss before income taxes	(32.5)	(2,080.4)	(2,047.9)	(98)	(273.9)	(2,524.7)	(2,250.8)	(89)
Income tax expense (benefit)	516.7	(244.7)	761.4	*	449.1	(408.1)	857.2	*
Net loss	$(549.2)	$(1,835.7)	$(1,286.5)	(70)	$(723.0)	$(2,116.6)	$(1,393.6)	(66)

Basic and diluted loss per share:
Net loss	($12.92)	($51.32)	$38.40	*	($17.72)	($62.66)	$44.94	*

Weighted average common shares	42.5	35.8	6.7	19	40.8	33.8	7.0	21
Common shares outstanding	42.9	36.5	6.4	18

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,377.1	$1,477.3	$(100.2)	(7)	$5,637.2	$5,909.0	$(271.8)	(5)
Adjusted revenues and sales	$1,393.8	$1,497.9	$(104.1)	(7)	$5,713.1	$6,002.4	$(289.3)	(5)
Adjusted OIBDAR (C)	$472.1	$521.1	$(49.0)	(9)	$1,974.9	$2,010.5	$(35.6)	(2)
Adjusted OIBDA (D)	$307.9	$357.7	$(49.8)	(14)	$1,319.2	$1,357.0	$(37.8)	(3)
Adjusted capital expenditures (E)	$206.7	$172.0	$34.7	20	$782.6	$839.4	$(56.8)	(7)
* Not meaningful

(A)	Includes interest expense associated with the master lease agreement with Uniti of $114.9 million and $467.0 million for the three and twelve month periods ended December 31, 2018, respectively, as compared to $119.7 and $484.9 million for the three and twelve month periods ended December 31, 2017.
(B)	Adjusted results of operations are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.
(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)	Adjusted OIBDA is operating income before depreciation and amortization, excluding pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.
(E)	Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures for Broadview and EarthLink and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2018	2017	Amount	%	2018	2017	Amount	%
Consumer & Small Business
Revenues and sales:
Service revenues	$454.7	$475.6	$(20.9)	(4)	$1,850.5	$1,944.5	$(94.0)	(5)
Product sales	6.9	6.1	0.8	13	26.5	33.8	(7.3)	(22)
Total revenues and sales	461.6	481.7	(20.1)	(4)	1,877.0	1,978.3	(101.3)	(5)
Costs and expenses	193.6	199.9	(6.3)	(3)	787.4	848.5	(61.1)	(7)
Segment income	$268.0	$281.8	$(13.8)	(5)	$1,089.6	$1,129.8	$(40.2)	(4)

Windstream Enterprise & Wholesale
Enterprise
Revenues and sales:
Service revenues	$704.2	$760.7	$(56.5)	(7)	$2,883.7	$2,883.5	$0.2	—
Product sales	9.4	14.1	(4.7)	(33)	48.2	58.6	(10.4)	(18)
Total revenues and sales	713.6	774.8	(61.2)	(8)	2,931.9	2,942.1	(10.2)	—
Costs and expenses	553.3	610.4	(57.1)	(9)	2,303.7	2,364.9	(61.2)	(3)
Segment income	$160.3	$164.4	$(4.1)	(2)	$628.2	$577.2	$51.0	9

Wholesale
Revenues and sales:
Service revenues	$175.5	$189.7	$(14.2)	(7)	$722.4	$756.3	$(33.9)	(4)
Product sales	0.3	0.2	0.1	50	0.7	0.3	0.4	—
Total revenues and sales	175.8	189.9	(14.1)	(7)	723.1	756.6	(33.5)	(4)
Costs and expenses	52.9	55.4	(2.5)	(5)	216.5	226.8	(10.3)	(5)
Segment income	$122.9	$134.5	$(11.6)	(9)	$506.6	$529.8	$(23.2)	(4)

CLEC Consumer
Revenues and sales:
Service revenues	$42.7	$51.3	$(8.6)	(17)	$180.6	$175.4	$5.2	3
Product sales	0.1	0.2	(0.1)	(50)	0.5	0.5	—	—
Total revenues and sales	42.8	51.5	(8.7)	(17)	181.1	175.9	5.2	3
Costs and expenses	19.4	24.0	(4.6)	(19)	79.0	86.9	(7.9)	(9)
Segment income	$23.4	$27.5	$(4.1)	(15)	$102.1	$89.0	$13.1	15

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2018	2017	Amount	%	2018	2017	Amount	%
Total segment revenues and sales:
Service revenues	$1,377.1	$1,477.3	$(100.2)	(7)	$5,637.2	$5,759.7	$(122.5)	(2)
Product sales	16.7	20.6	(3.9)	(19)	75.9	93.2	(17.3)	(19)
Total segment revenues and sales	1,393.8	1,497.9	(104.1)	(7)	5,713.1	5,852.9	(139.8)	(2)
Total segment costs and expenses	819.2	889.7	(70.5)	(8)	3,386.6	3,527.1	(140.5)	(4)
Total segment income	574.6	608.2	(33.6)	(6)	2,326.5	2,325.8	0.7	—
Other unassigned operating expenses (A)	(100.0)	(102.8)	2.8	3	(426.3)	(425.2)	(1.1)	—
Merger, integration and other costs	(1.5)	(30.0)	(28.5)	(95)	(31.9)	(137.4)	(105.5)	(77)
Restructuring charges	(19.0)	(9.3)	9.7	104	(45.0)	(43.0)	2.0	5
Goodwill impairment	—	(1,840.8)	(1,840.8)	(100)	—	(1,840.8)	(1,840.8)	(100)
Depreciation and amortization	(390.4)	(403.7)	(13.3)	(3)	(1,526.7)	(1,470.0)	56.7	4
Operating income (loss)	$63.7	$(1,778.4)	$1,842.1	104	$296.6	$(1,590.6)	$1,887.2	119

(A)	These expenses are not allocated to the business segments. Unallocated expenses include stock-based compensation, pension expense, and shared services, such as accounting and finance, information technology, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$355.7	$43.4
Restricted cash	5.3	—
Accounts receivable, net	653.1	643.0
Inventories	82.4	93.0
Prepaid expenses and other	159.7	154.3
Total current assets	1,256.2	933.7

Goodwill	2,773.7	2,842.4
Other intangibles, net	1,213.1	1,454.4
Net property, plant and equipment	4,920.9	5,391.8
Deferred income taxes	—	370.8
Other assets	94.0	91.2
Total Assets	$10,257.9	$11,084.3

Liabilities and Shareholders' Deficit
Current Liabilities:
Current portion of long-term debt	$5,728.1	$169.3
Current portion of long-term lease obligations	4,570.3	188.6
Accounts payable	503.6	494.0
Advance payments and customer deposits	180.6	207.3
Accrued taxes	87.4	89.5
Accrued interest	43.5	52.6
Other current liabilities	344.2	342.1
Total current liabilities	11,457.7	1,543.4

Long-term debt	—	5,674.6
Long-term lease obligations	72.8	4,643.3
Deferred income taxes	104.3	—
Other liabilities	542.4	521.9
Total liabilities	12,177.2	12,383.2

Shareholders' Deficit:
Common stock	—	—
Additional paid-in capital	1,250.4	1,191.9
Accumulated other comprehensive income	35.6	21.4
Accumulated deficit	(3,205.3)	(2,512.2)
Total shareholders' deficit	(1,919.3)	(1,298.9)
Total Liabilities and Shareholders' Deficit	$10,257.9	$11,084.3

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Cash Provided from Operating Activities:
Net loss	$(549.2)	$(1,835.7)	$(723.0)	$(2,116.6)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	390.4	403.7	1,526.7	1,470.0
Goodwill impairment	—	1,840.8	—	1,840.8
Provision for doubtful accounts	11.4	12.3	37.7	45.8
Share-based compensation expense	(14.2)	10.2	11.3	55.4
Deferred income taxes	508.8	(267.4)	441.2	(412.7)
Gain on sale of Consumer CLEC business	(145.4)	—	(145.4)	—
Net (gain) loss on early extinguishment of debt	—	58.4	(190.3)	56.4
Other, net	18.9	23.2	29.0	38.7
Changes in operating assets and liabilities, net:
Accounts receivable	(21.1)	26.6	(47.0)	17.7
Prepaid income taxes	7.7	6.4	3.6	0.8
Prepaid expenses and other	38.6	21.6	43.2	1.3
Accounts payable	17.9	74.5	5.2	43.3
Accrued interest	(26.2)	(41.3)	(8.6)	(16.3)
Accrued taxes	(6.0)	(3.8)	(9.4)	(0.2)
Other current liabilities	37.6	18.0	35.1	4.8
Other liabilities	(9.3)	(26.9)	(2.2)	(25.7)
Other, net	(3.0)	7.4	6.0	(28.9)
Net cash provided from operating activities	256.9	328.0	1,013.1	974.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(217.0)	(184.4)	(820.2)	(908.6)
Acquisition of Broadview, net of cash acquired	—	—	—	(63.3)
Cash acquired from EarthLink	—	—	—	5.0
Acquisition of MASS and ATC, net of cash acquired	—	—	(46.9)	—
Proceeds from sale of Consumer CLEC business	320.9	—	320.9	—
Other, net	(0.4)	(6.9)	(8.0)	(16.3)
Net cash provided from (used in) investing activities	103.5	(191.3)	(554.2)	(983.2)
Cash Flows from Financing Activities:
Dividends paid to shareholders	—	—	—	(64.4)
Proceeds from issuance of stock	—	—	12.2	9.6
Repayments of debt and swaps	(206.8)	(591.2)	(747.2)	(2,301.8)
Proceeds from debt issuance	189.0	515.0	816.0	2,614.6
Debt issuance costs	—	(19.8)	(23.5)	(27.1)
Proceeds from fiber transaction	45.8	—	45.8	—
Stock repurchases	—	—	—	(19.0)
Payments under long-term lease obligations	(49.3)	(43.8)	(188.8)	(168.7)
Payments under capital lease obligations	(15.5)	(9.8)	(53.6)	(39.0)
Other, net	0.1	(0.2)	(2.2)	(11.3)
Net cash used in financing activities	(36.7)	(149.8)	(141.3)	(7.1)
Increase (decrease) in cash, cash equivalents and restricted cash	323.7	(13.1)	317.6	(15.7)
Cash, Cash Equivalents and Restricted Cash:
Beginning of period	37.3	56.5	43.4	59.1
End of period	$361.0	$43.4	$361.0	$43.4

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2018	2017	Amount	%	2018	2017	Amount	%
Consumer - ILEC customers
Households served	1,247.9	1,268.8	(20.9)	(2)
High-speed Internet customers	1,021.0	1,006.6	14.4	1
Net household losses	2.6	19.4	(16.8)	(87)	20.9	85.8	(64.9)	(76)
Net high-speed Internet customer additions (losses)	6.0	(10.8)	16.8	*	14.4	(44.5)	58.9	*

Small Business - ILEC customers	118.1	128.1	(10.0)	(8)

* Not meaningful

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$217.0	$184.4	$820.2	$908.6
EarthLink capital expenditures pre-merger	—	—	—	15.2
Project Excel capital expenditures	—	—	—	(49.9)
Integration capital expenditures	(10.3)	(12.4)	(37.6)	(34.5)
Adjusted capital expenditures (A)	$206.7	$172.0	$782.6	$839.4

			THREE MONTHS ENDED	TWELVE MONTHS ENDED
			December 31,	December 31,
			2018	2018
Adjusted Free Cash Flow:
Operating income under GAAP			$63.7	$296.6
Depreciation and amortization			390.4	1,526.7
OIBDA			454.1	1,823.3
Adjustments:
Merger, integration and other costs			1.5	31.9
Restructuring charges			19.0	45.0
Other costs (B)			10.9	59.9
Pension expense			0.8	3.5
Share-based compensation expense			(14.2)	11.3
Master lease rent payment			(164.2)	(655.7)
Adjusted OIBDA			307.9	1,319.2
Adjusted capital expenditures (per above)			(206.7)	(782.6)
Cash paid for interest on long-term debt obligations			(130.7)	(419.1)
Cash paid for income taxes			—	15.1
Adjusted free cash flow			$(29.5)	$132.6

(A)	Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures for Broadview and EarthLink and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.
(B)	Other costs primarily include business transformation expenses consisting of consulting fees, incremental marketing and rebranding costs, incremental labor, travel, training and other transition costs related to outsourcing certain support functions. These costs also include incremental network optimization costs incurred in migrating traffic to existing lower costs circuits and terminating contracts prior to their expiration. For a detailed breakdown of these amounts, see note (E) to the "Notes to Reconciliation of Non-GAAP Financial Measures."

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2018	2017		2018	2017
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,377.1	$1,477.3		$5,637.2	$5,759.7
Adjustments:
EarthLink service revenues	(A)	—	—	(A)	—	149.3
Adjusted service revenues		1,377.1	1,477.3		5,637.2	5,909.0
Product sales under GAAP		16.7	20.6		75.9	93.2
Adjustments:
EarthLink product sales	(A)	—	—	(A)	—	0.2
Adjusted product sales		16.7	20.6		75.9	93.4
Adjusted revenues and sales		$1,393.8	$1,497.9		$5,713.1	$6,002.4

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(549.2)	$(1,835.7)		$(723.0)	$(2,116.6)
Adjustments:
Other expense, net	(B)	17.8	10.8	(B)	4.9	2.3
Gain on sale of Consumer CLEC business	(B)	(145.4)	—	(B)	(145.4)	—
Net loss on early extinguishment of debt	(B)	—	58.4	(B)	(190.3)	56.4
Interest expense	(B)	223.8	232.8	(B)	901.3	875.4
Income tax benefit	(B)	516.7	(244.7)	(B)	449.1	(408.1)
Operating income (loss) under GAAP	(B)	63.7	(1,778.4)	(B)	296.6	(1,590.6)
Depreciation and amortization	(B)	390.4	403.7	(B)	1,526.7	1,470.0
Adjustments:
EarthLink operating income	(C)	—	—	(C)	—	30.8
Goodwill impairment	(B)	—	1840.8	(B)	—	1,840.8
Merger, integration and other costs	(B)	1.5	30.0	(B)	31.9	137.4
Restructuring charges	(B)	19.0	9.3	(B)	45.0	43.0
Other costs	(E)	10.9	3.5	(E)	59.9	25.8
Pension expense	(B)	0.8	2.0	(B)	3.5	8.1
Share-based compensation expense	(F)	(14.2)	10.2	(F)	11.3	45.2
Adjusted OIBDAR		472.1	521.1		1,974.9	2,010.5
Master lease rent payment	(D)	(164.2)	(163.4)	(D)	(655.7)	(653.5)
Adjusted OIBDA		$307.9	$357.7		$1,319.2	$1,357.0

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:		2018	2017		2018	2017
Net Cash Provided From Operating Activities		$256.9	$327.9		$1,013.1	$974.5
Adjustments:
Master lease rent payment	(D)	(164.2)	(163.4)	(D)	(655.7)	(653.5)
EarthLink operating income	(C)	—	—	(C)	—	30.8
Merger, integration and other costs	(B)	1.5	30.0	(E)	31.9	137.4
Restructuring charges	(B)	19.0	9.3	(B)	45.0	43.0
Other costs	(E)	10.9	3.5	(E)	59.9	25.8
Other expense (income), net	(B)	8.0	10.8	(B)	(4.9)	2.3
Interest expense	(B)	223.8	232.7	(B)	901.3	875.3
Income tax expense (benefit), net of deferred income taxes		7.6	5.3		8.4	(12.8)
Provision for doubtful accounts	(G)	(11.4)	(12.2)	(G)	(37.7)	(45.7)
Other noncash adjustments, net	(H)	(8.8)	(18.6)	(H)	(16.1)	(38.2)
Changes in operating assets and liabilities, net	(G)	(35.4)	(67.6)	(G)	(26.0)	18.1
Adjusted OIBDA		$307.9	$357.7		$1,319.2	$1,357.0

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$256.9			$1,013.1
Adjustments:
Cash paid for interest on long-term debt obligations		(130.7)			(419.1)
Cash refunded for income taxes		—			15.1
Capital expenditures		(217.0)			(820.2)
Integration capital expenditures		10.3			37.6
Master lease rent payment	(D)	(164.2)		(D)	(655.7)
Merger, integration and other costs	(B)	1.5		(B)	31.9
Restructuring charges	(B)	19.0		(B)	45.0
Other costs	(E)	10.9		(E)	59.9
Other expense (income), net	(B)	8.0		(B)	(4.9)
Interest expense	(B)	223.8		(B)	901.3
Income tax expense, net of deferred income taxes		7.6			8.4
Provision for doubtful accounts	(G)	(11.4)		(G)	(37.7)
Other noncash adjustments, net	(H)	(8.8)		(H)	(16.1)
Changes in operating assets and liabilities, net	(G)	(35.4)		(G)	(26.0)
Adjusted Free Cash Flow		$(29.5)			$132.6

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which includes the results of operations of EarthLink Holdings Corp. ("EarthLink") as if the merger with EarthLink had been completed as of January 1, 2016. The adjusted results are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. Operating results of Broadview Networks Holdings, Inc. ("Broadview"), Mass Communications ("MASS") and American Telephone Company ("ATC") are included beginning on July 28, 2017, March 27, 2018, and August 31, 2018, respectively, the dates of acquisition.The adjusted results exclude pension costs, share-based compensation expense, restructuring charges, merger, integration and certain other costs. We have made certain reclassifications to the historical financial information of EarthLink to conform to our presentation. We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti Group, Inc. ("Uniti").

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents EarthLink revenues and sales prior to the merger date of February 27, 2017.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)	Represents EarthLink operating results for periods prior to the merger date of February 27, 2017. These amounts exclude EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.
(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with Uniti.
(E)	Other costs for the three and twelve month periods ended December 31, 2018, primarily include business transformation expenses of $10.9 million and $59.3 million, respectively. These expenses include consulting fees, incremental marketing and rebranding costs, incremental labor, travel, training and other transition costs related to outsourcing certain support functions of $1.3 million and $32.0 million, respectively. These expenses include $9.6 million and $27.3 million, respectively, of incremental network optimization costs incurred in migrating traffic to existing lower costs circuits and terminating contracts prior to their expiration. Comparatively, for the three month period ended December 31, 2017, other costs primarily consist of incremental expenses of $1.8 million related to Hurricanes Harvey and Irma and $1.7 million of costs incurred with miscellaneous network cost initiatives. Other costs for the twelve month period ended December 31, 2017 also include $8.3 million of costs incurred with a carrier access settlement and a reserve for a potential penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately of $7.7 million.
(F)	The adjustment to share-based compensaiton expense in the fourth quarter of 2018 reflects the change in the expected funding of our 2018 annual matching contribution to the Windstream 401k Plan from Windstream Holdings' common stock to cash. The twelve month period ended December 31, 2017 excludes $10.1 million of share-based compensation expense included in merger, integration and other costs.
(G)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(H)	Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, gains on the sale of property, and other non-cash miscellaneous income and expenses.